EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Mad Catz Interactive, Inc.:

We consent to incorporation by reference in the registration statement (No. 333-103798) on Form S-8 of Mad Catz Interactive, Inc. of our report dated June 28, 2007, relating to the consolidated balance sheets of Mad Catz Interactive, Inc. and subsidiaries as of March 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended March 31, 2007, and the related financial statement Schedule II, which report appears in the March 31, 2007 Annual Report on Form 10-K of Mad Catz Interactive, Inc.

Our report refers to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payments, and Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements on Current Year Financial Statements, effective April 1, 2006.

/s/    KPMG LLP

San Diego, California June 28, 2007